Exhibit 3.17
Pennsylvania Department of State
Bureau of Corporations and Charitable Organizations
PO Box 8722 | Harrisburg, PA 17105-8722
T: 717-787-1057
dos.pa.gov/BusinessCharities

Entity Name:	KAO Logistics, Inc.
Jurisdiction:	PENNSYLVANIA	Issuance Date:	11/21/2022
Entity No.:	0004153700	Receipt No.:	000259154
Entity Type:	Domestic Business Corporation	Certificate No.:	005254628

Document Listing

Image No.	Date Filed	Effective Date	Filing Description	No. of Pages
A3488643-1	12/20/2012	12/20/2012	Initial Filing	3

** *** *****..******* End of list ******* ***** *** **
I, Leigh M. Chapman, Acting Secretary of the Commonwealth of Pennsylvania, do hereby certify that the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the seal of my office to be affixed, the day and year above written
/s/ Leigh M. Chapman
LEIGH M. CHAPMAN Acting Secretary of the Commonwealth

Verify this certificate online at www.file.dos.pa.gov

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
Articles of Incorporation-For Profit
(15 Pa.C.S.)
X Business-stock (§ 1306)    ___Management (§ 2703)
___Business-nonstock (§ 2102)    ___Professional (§ 2903)
___Business-statutory close (§ 2303)    ___Insurance (§ 3101)
___Cooperative (§ 7102)    ___Benefit (§ 3303)

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation (corporate designator required, i.e., "corporation"," incorporated", "limited" "company" or any abbreviation. "Professional corporation" or "P.C."): KAO Logistics, Inc.

2.    The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is:

    (a) Number and Street                City        State        Zip        County

    (b) Name of Commercial Registered Office Provider                        County

c/o: C T. Corporation System                                    Dauphin

3. The corporation is incorporated under the provisions on the Business Corporation Law of 1988.

4. Check and complete one: ___ The corporation is organized on a nonstock basis. X The corporation is organized on a stock share basis and the aggregate number of shares authorized is: 1,000 .

DSCB:15-1306/2 102/2303/2702/2903/3 101/3303/7102 — 2

5.    The name and address, including number and street, if any, of each corporation (all incorporators must sign below):

    Name                Address
Sally A. Ward    c/o Platinum Equity, 360 N. Crescent Drive, Beverly Hills, CA 90210

6. The specified effective date, if any: 12/20/2012 . Month/day/year hour, if any

7. Additional provisions of the articles, if any, attach an 8 ½ by 11 sheet.

8.    Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.)

9. Cooperative corporations only: Complete and strike out inapplicable term: The common bond of membership among its members/shareholders is: .

10.    Benefit corporations only: This corporation shall have the purpose of creating general public benefit.

Strike out if inapplicable: This corporation shall have the purpose of creating the enumerated specific public benefit(s):

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this
20th day of December, 2012.

/s/ Sally A. Ward

ATTACHMENT TO
THE ARTICLES OF INCORPORATION
FOR
KAO LOGISTICS, INC.

PURPOSE OF THE CORPORATION:
(i) To operate as a "for hire" motor carrier transporting or arranging for the transport of people or property; (ii) to maintain and construct, acquire by purchase, lease or otherwise, vehicles, trucks, vans and any other means of transportation now or hereafter in use for the transportation of freight., goods, wares,· merchandise and other property of every kind and nature; (iii) to conduct, engage in and carry on the business of transportation; (iv) to own, operate, maintain, hold and use, purchase, construct, establish, lease or otherwise acquire, mortgage, create security interests in, sell or otherwise dispose of terminal properties and depots, storage facilities, machine and repair shops, freight, stock and repair yards and other docks, rolling stock, trucks, automobiles and all structures, tools, machinery, appliances and appurtenances and any and all other property, real, personal or mixed and whatsoever situated, whether or not similar to any property above described, which may be necessary or useful in connection with the business of the corporation; and (v) to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania as set forth in Title 19 of the Pennsylvania Code.